                                                                                                   News Release

FOR IMMEDIATE RELEASE
                                                             Contact:  Corporate Communications, (626) 302-2255
                                                                                             www.edisonnews.com

                                         Edison International Reports
                                     Third-Quarter 2006 Financial Results

    ROSEMEAD, Calif., November 3, 2006--

o   Edison International (NYSE:EIX) announced earnings per common share of $1.38 in the third quarter of
    2006 compared to $1.41 in the third quarter of 2005, a decline of 3 cents per share, or approximately 2 percent, primarily due to the net effect of:

    >>   An 8-cents-per-share increase in core, or operating, earnings due to improved results at both Southern
         California Edison Company (SCE) and Edison Mission Group (EMG); offset by

    >>   An 11-cents-per-share decrease in non-core earnings.

o   Excluding discontinued operations and other non-core items, core earnings per share increased more than 6 percent to $1.32 in the third quarter of 2006 from $1.24 in the same period a year ago.

o   Edison International is confirming its 2006 core earnings guidance of $2.91 per share and increasing total earnings guidance to $3.19 per share.  For 2007, Edison International is updating total earnings guidance to a range of $3.05 - $3.45 per share.

Third Quarter 2006 Financial Highlights:

o   Earnings per common share - $1.38

o   Net Income - $458 million
o   Revenue - $3.8 billion
o   Assets - $36.3 billion
o   Equity - $7.5 billion

THIRD-QUARTER EARNINGS SUMMARY

        "During the quarter, we continued to take large steps to meet the future energy needs of our utility customers and to contract the forward generation of our EMG competitive generation power plants," commented
John E. Bryson, chairman and CEO, Edison International. "Southern California Edison began work on up to 225 megawatts of peaker projects to be operational by next summer and Edison Mission Group substantially increased forward power sales through 2009."

                                                   - more -

THIRD-QUARTER EARNINGS DETAIL

Earnings (Loss) from Continuing Operations

       SCE's earnings from continuing operations were $263 million in the third quarter of 2006, compared to
$280 million in the third quarter of 2005.  SCE's 2006 third-quarter results include a $24 million, or
7-cents-per-share, benefit from a generator settlement.  Third quarter 2005 earnings include a positive item of $61 million, or 19 cents per share, related to an IRS tax settlement.  Excluding these non-core items,
SCE's third-quarter 2006 core earnings were $239 million, up $20 million over the same period last year.  This increase reflects the impact of higher net revenue at SCE associated with the 2006 General Rate Case (GRC)
and earnings from the Mountainview plant, offset by higher income tax expense.

        EMG's third-quarter earnings from continuing operations in 2006 were $204 million compared to $159 million in 2005.  Mission Energy Holding Company (MEHC), a subsidiary of EMG, had earnings of $155 million in the third quarter of 2005 that included an after-tax impairment charge of $34 million, or 10 cents per share, related to the March Point project.  Excluding non-core items, MEHC's third quarter core earnings in 2006 were $180 million, compared to $189 million in the third quarter of 2005.  The decrease is primarily the result of lower income from energy trading, and lower project income primarily due to the Big Four and Doga.
The decrease in MEHC's core earnings is partially offset by favorable quarter-over-quarter results at Homer
City from a SFAS No. 133 net impact and lower net corporate interest expense.  Earnings in the third quarter of 2006 for Edison Capital, also part of EMG, were $24 million, an increase of $20 million over the third quarter of 2005.  This increase is primarily due to Edison Capital's share of gains from its investment in the Emerging Europe Infrastructure Fund.

Earnings (Loss) from Discontinued Operations

        Edison International's loss from discontinued operations was $2 million in the third quarter of 2006 compared to earnings of $27 million in the same period last year.  The 2005 earnings primarily reflect positive tax adjustments resulting from the sale of international projects.

                                                  Quarter Ended September 30,
Earnings (Loss) Per Common Share (Unaudited)            2006           2005          Change
                                                 ----------------------------------------------
  Southern California Edison Company                  $0.81           $0.86             $(0.05)
  Edison Mission Group
       Mission Energy Holding Company                  0.55            0.48               0.07
       Edison Capital                                  0.07            0.02               0.05
                                                 ----------------------------------------------
  Edison Mission Group Total                           0.62            0.50               0.12
EIX (Parent) and Other                                (0.04)          (0.03)             (0.01)
------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations        1.39            1.33               0.06
===============================================================================================

Earnings (Loss) from Discontinued Operations          (0.01)          0.08               (0.09)

-----------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                       $1.38           $1.41            $(0.03)
===============================================================================================

                                                   - more -

                                                  Quarter Ended September 30,
Earnings (Loss) (in millions) (Unaudited)                    2006          2005          Change
-----------------------------------------         ----------------------------------------------

  Southern California Edison Company                         $263           $280          $(17)
  Edison Mission Group
       Mission Energy Holding Company                         180            155            25
       Edison Capital                                          24              4            20
                                                 ----------------------------------------------
              Edison Mission Group Total                      204            159            45
  EIX (Parent) and Other                                       (7)            (4)           (3)
-----------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations               460            435             25
-----------------------------------------------------------------------------------------------

Earnings (Loss) from Discontinued Operations                   (2)            27            (29)

-----------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                               $458          $462           $(4)
===============================================================================================

YEAR-TO-DATE EARNINGS SUMMARY

        Edison International recorded consolidated earnings per share of $2.71 for the nine-month period ending
September 30, 2006, compared to $2.64 for the same period last year.  Excluding earnings from discontinued
operations and other non-core items, Edison International's core earnings for the nine-month period were $2.43 per share in 2006, compared to $2.42 per share in the same period in 2005.

YEAR-TO-DATE EARNINGS DETAIL

Earnings (Loss) from Continuing Operations

        SCE's earnings from continuing operations for the nine-month period ending September 30, 2006, were $618 million, an increase of $46 million compared to the same period last year.  SCE's results include several non-core items:  an $81 million benefit from the resolution of an outstanding state income tax issue in 2006, a
$24 million generator settlement in 2006 and a $61 million benefit from an IRS tax settlement and a $4 million generator refund incentive in 2005.  Excluding these non-core items, SCE's year-to-date core earnings in 2006 were $513 million, up $6 million from the same period last year. Higher net revenue authorized in the 2006 GRC decision, along with earnings from SCE's Mountainview project were partially offset by higher income tax expense.

        EMG's earnings from continuing operations for the first nine months of 2006 were $221 million, down $40 million from the same period last year.  MEHC's year-to-date earnings include several non-core items:  an after-tax charge of $88 million, or 27 cents per share, reflecting the early extinguishment of debt related to
Edison Mission Energy's debt refinancing in 2006, and the March Point plant impairment of $34 million and a charge of $15 million also related to extinguishment of debt in 2005.  Excluding these non-core items, MEHC's year-to-date 2006 core earnings were $265 million compared to $233 million in the same period last year.  This increase primarily reflects lower net interest expense, higher wholesale energy margins mainly driven by higher prices at the Illinois Plants, partially offset by tax benefits recognized in 2005 and lower trading and project income primarily due to the Big Four and Doga.  Edison Capital's earnings for the nine months ended September
30, 2006, were $44 million, down $33 million from the same period last year reflecting the impact of higher gains in 2005 from its Emerging Europe Infrastructure Fund investment partially offset by lower net corporate interest expense in 2006.

Earnings from Discontinued Operations

        Earnings from discontinued operations for the nine-month period ending September 30, 2006, were  $75 million resulting primarily from distributions from MEHC's Lakeland project.  Earnings from discontinued operations for the nine-month period ending September 30, 2005, were $55 million, including positive tax adjustments of $28 million related to the international sales and distributions from the Lakeland project of $24 million.
                                                     - more -

                                                   Year-to-Date September 30,

Earnings (Loss) Per Common Share (Unaudited)                 2006          2005          Change
                                                 ----------------------------------------------
  Southern California Edison Company                         $1.90         $1.75         $0.15
  Edison Mission Group
       Mission Energy Holding Company                         0.54          0.57         (0.03)
       Edison Capital                                         0.14          0.23         (0.09)
                                                 ----------------------------------------------
              Edison Mission Group Total                      0.68          0.80         (0.12)
  EIX (Parent) and Other                                     (0.10)        (0.08)        (0.02)
-----------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations               2.48          2.47           0.01
-----------------------------------------------------------------------------------------------

Earnings from Discontinued Operations                         0.23          0.17           0.06

-----------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                              $2.71         $2.64         $0.07
===============================================================================================

                                                   Year-to-Date September 30,
Earnings (Loss) (in millions) (Unaudited)                    2006           2005         Change
-----------------------------------------          --------------------------------------------
  Southern California Edison Company                         $618           $572            $46
  Edison Mission Group
       Mission Energy Holding Company                         177            184             (7)
       Edison Capital                                          44             77            (33)
                                                  ----------------------------------------------
              Edison Mission Group Total                      221            261            (40)
  EIX (Parent) and Other                                     (22)           (24)              2
-----------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations               817            809              8
-----------------------------------------------------------------------------------------------

Earnings from Discontinued Operations                          75             55             20

Cumulative Effect of Change in Accounting Principle             1             --              1

-----------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                               $893          $864            $29
===============================================================================================

        Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States of America and represent the company's earnings as reported to the
Securities and Exchange Commission.  Edison International's management uses core earnings, which exclude earnings from discontinued operations and other non-core items, internally for financial planning and for analysis of performance.  Edison International also uses core earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings results and outlook as it allows them to more accurately compare the company's ongoing performance across periods.

                       Reminder: Edison International Will Hold a Conference Call Today

        Today, Edison International will hold a conference call to discuss its third-quarter 2006 financial results at 8 a.m. (Pacific time).  Although two-way participation in the telephone call is limited to financial analysts and investors, all other interested parties are invited to participate in a "listen-only"
mode through a simultaneous webcast on the company's web site at www.edisoninvestor.com.  Additional financial and other statistical information, if any, presented during the call will be available on the web site.  The domestic call-in number is (800) 356-8584 and the ID# is 11000.

                                                    Chart 1

                                                  Quarter Ended September 30,
Core Earnings (Loss) Per Common Share (Unaudited)     2006          2005         Change
------------------------------------------------  -------------------------------------
  Southern California Edison Company                  $0.74           $0.67      $0.07
  Edison Mission Group
       Mission Energy Holding Company                  0.55            0.58      (0.03)
       Edison Capital                                  0.07            0.02       0.05
                                                 ----------------------------------------------
              Edison Mission Group Total               0.62            0.60       0.02
  EIX (Parent) and Other                              (0.04)          (0.03)     (0.01)
-----------------------------------------------------------------------------------------------
EIX Consolidated Core Earnings                         1.32            1.24       0.08
-----------------------------------------------------------------------------------------------

Non-core Items
  SCE - Generator settlement                           0.07             --         0.07
  SCE - Resolution of an outstanding tax item           --             0.19       (0.19)
  MEHC - March Point impairment                         --            (0.10)       0.10
  MEHC - Earnings from discontinued operations        (0.01)           0.08       (0.09)
-----------------------------------------------------------------------------------------------
     Total Non-core Items                              0.06            0.17       (0.11)

-----------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                       $1.38           $1.41       $(0.03)
===============================================================================================

                                                  Quarter Ended September 30,
Core Earnings (Loss) (in millions) (Unaudited)         2006           2005        Change
                                                 ----------------------------------------------
  Southern California Edison Company                   $239           $219         $20
  Edison Mission Group
       Mission Energy Holding Company                   180            189          (9)
       Edison Capital                                    24              4          20
                                                 ----------------------------------------------
          Edison Mission Group Total                    204            193          11
  EIX (Parent) and Other                                 (7)            (4)         (3)
-----------------------------------------------------------------------------------------------
EIX Consolidated Core Earnings                          436            408          28
-----------------------------------------------------------------------------------------------

Non-core Items
  SCE - Generator settlement                             24             --             24
  SCE - Resolution of an outstanding tax item            --             61            (61)
  MEHC - March Point impairment                          --            (34)            34
  MEHC - Earnings from discontinued operations           (2)            27            (29)
-----------------------------------------------------------------------------------------------
     Total Non-core Items                                22             54            (32)

-----------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                         $458           $462           $(4)
===============================================================================================

                                                   - more -

                                           Chart 2

                                                          Year-to-Date September 30,
Core Earnings (Loss) Per Common Share
 (Unaudited)                                             2006          2005         Change
                                                ----------------------------------------------

  Southern California Edison Company                  $1.58          $1.55          $0.03
  Edison Mission Group
       Mission Energy Holding Company                  0.81           0.72           0.09
       Edison Capital                                  0.14           0.23          (0.09)
                                                 ----------------------------------------------
              Edison Mission Group Total               0.95           0.95             --
  EIX (Parent) and Other                              (0.10)          (0.08)        (0.02)
----------------------------------------------------------------------------------------------
EIX Consolidated Core Earnings                        2.43            2.42           0.01
-----------------------------------------------------------------------------------------------

Non-core Items
  SCE - Generator settlement / refund                 0.07           0.01            0.06
  SCE - Resolution of an outstanding tax item         0.25           0.19            0.06
  MEHC - Extinguishment of debt                      (0.27)         (0.05)          (0.22)
  MEHC - March Point impairment                       --            (0.10)           0.10
  MEHC - Earnings from discontinued operations        0.23           0.17            0.06
-----------------------------------------------------------------------------------------------
     Total Non-core Items                             0.28           0.22            0.06
-----------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                        $2.71        $2.64           $0.07
===============================================================================================

                                                   Year-to-Date September 30,
Core Earnings (Loss) (in millions)(unaudited)        2006             2005              Change
                                                ----------------------------------------------
  Southern California Edison Company                  $513           $507              $6
  Edison Mission Group
       Mission Energy Holding Company                  265             233             32
       Edison Capital                                   44             77             (33)
                                                 ----------------------------------------------
              Edison Mission Group Total               309             310             (1)
  EIX (Parent) and Other                               (22)            (24)             2
-----------------------------------------------------------------------------------------------
EIX Consolidated Core Earnings                         800             793              7
-----------------------------------------------------------------------------------------------

Non-core items
  SCE - Generator settlement / refund                   24              4             20
  SCE - Resolution of an outstanding tax item           81             61             20
  MEHC - Extinguishment of debt                        (88)           (15)           (73)
  MEHC - March Point impairment                         --            (34)            34
   MEHC - Earnings from discontinued operations         75             55             20
  Cumulative Effect of Change in Acctg. Principle        1             --              1
-----------------------------------------------------------------------------------------------
     Total Non-core Items                               93             71             22
-----------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                       $893           $864            $29
===============================================================================================

                                           - more -

                                                     CHART 3

                                                Edison International
                                   Supplemental Table - Coal-Fired Generation
                                        Midwest Generation and Homer City
                                                Operating Performance

                                                  Three months ended Sep 30,        Nine months ended Sep 30,
                                                2006     2005   Change      %      2006    2005   Change     %
                                              ------------------------------------------------------------------
Midwest Generation
Generation (in TWhs)                             8.4      8.1     0.3      3.7%    21.2    22.4    (1.2)   -5.4%
Equivalent Availability                        89.6%    87.9%    1.7%             80.9%   76.8%    4.1%
Forced Outage Rate (EFOR)                       7.0%     9.4%   -2.4%              5.7%    9.0%   -3.3%

Average Cost of Fuel ($/MWh)                   14.12    13.16    0.96      7.3%   13.53   12.50    1.03     8.2%
Flat Energy Price -Nihub($/MWh)                46.15    54.75   (8.60)   -15.7%   42.64   44.26   (1.62)   -3.7%
Average Midwest Gen Energy Price ($/MWh)       50.72    53.85   (3.13)    -5.8%   48.54   45.12    3.42     7.6%

Homer City
Generation (in TWhs)                             3.7      4.1    (0.4)    -9.8%     9.1    10.7    (1.6)  -15.0%
Equivalent Availability                        91.9%    98.7%   -6.8%             79.4%   88.0%   -8.6%
Forced Outage Rate                              5.8%     0.2%    5.6%             16.9%    3.6%   13.3%

Average Cost of Fuel ($/MWh)                   22.92    20.70    2.22     10.7%   23.58   19.43    4.15    21.4%
Flat Energy Price -PJM West Hub($/MWh)         58.15    75.33  (17.18)   -22.8%   54.22   56.61   (2.39)   -4.2%
Flat Energy Price -HC Busbar($/MWh)            48.51    62.56  (14.05)   -22.5%   47.67   50.54   (2.87)   -5.7%
Flat Energy Price - PJM West Hub minus
    HC Busbar ($/MWHr) - Basis                  9.64    12.77   (3.13)   -24.5%    6.55    6.07    0.48     7.9%
Average Homer City Energy Price ($/MWh)        47.37    45.45    1.92      4.2%   49.78   44.17    5.61    12.7%

----------------------------------------------------------------------------------------------------------------

                                                        CHART 4

                                                Edison International
                                   Supplemental Table - Coal-Fired Generation
                                        Midwest Generation and Homer City
                                   Hedge Program Status at September 30, 2006

                                                                  Remainder of
                                                                      2006        2007      2008     2009
                                                                  ---------------------------------------
Midwest Generation

Electricity Hedge Contracts (in TWhs)
            Energy Only Contracts                                      5.1        16.6      10.6      2.0
            Load requirements service contracts (estimated)              -         8.5       6.2      1.8
            Total estimated megawatts hours under contract             5.1        25.1      16.8      3.8
Average Energy Price ($/MWh)
            Energy Only Contracts                                   $45.56      $48.37    $61.32   $60.00
            Load requirements service contracts (estimated)              -      $63.98    $63.99   $64.00
Coal Requirements Under Contract (in millions of tons)                 3.9        16.6       5.8      5.8

Homer City

Electricity Hedge Contracts (in TWhs)
            Energy Only Contracts                                      2.2         7.6       6.8        -
            Average Energy Price ($/MWh)                            $53.47      $64.35    $61.86        -
Coal Requirements Under Contract (in millions of tons)                 1.2         5.1       2.1      0.8

                                                   - more -

                                   CHART 5

                           Edison International
                             Earnings Guidance

                                                     Guidance
                                            Effective as of Nov 3, 2006
----------------------------------------------------------------------------
           Core EPS:                        2006                2007
           --------                        -----            ------------
           o SCE                           $1.88            $1.97 - 2.07
           o EMG                            1.14             1.21 - 1.51
           o EIX Holding Co.               (0.11)              (0.13)
----------------------------------------------------------------------------
                      Core                 $2.91            $3.05 - 3.45
           Non-Core Items(1):
           ------------------

           o SCE                            0.32                  -
           o EMG                           (0.04)                 -
---------------------------------------------------------------------------
                Total                      $3.19            $3.05 - 3.45

(1)  Recorded year-to-date;  see Chart (2.)

                                 RISK DISCLOSURE STATEMENT

        This release contains "forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995.  Forward-looking statements reflect Edison
International's current expectations and projections about future events based on Edison
International's knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact.  In this report and elsewhere, the words "expects," "believes," "anticipates,"
"estimates," "projects," "intends," "plans," "probable," "may," "will," "could," "would,"
"should," and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements.  Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated.  Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could impact Edison International or its subsidiaries, include but are not limited to:

o   the ability of Edison International to meet its financial obligations and to pay dividends on its common stock if its subsidiaries are unable to pay dividends;

o   the ability of SCE to recover its costs in a timely manner from its customers through regulated rates;

o   decisions and other actions by the CPUC and other regulatory authorities and delays in regulatory actions;

o   market risks affecting SCE's energy procurement activities;

o   access to capital markets and the cost of capital;

o   changes in interest rates, rates of inflation and foreign exchange rates;

o   governmental, statutory, regulatory or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market and environmental regulations that could require additional expenditures or otherwise affect the cost and manner of doing business;

                                           - more -

o   risks associated with operating nuclear and other power generating facilities, including operating risks, nuclear fuel storage, equipment failure, availability, heat rate, output, and availability and cost of spare parts and repairs;

o   the availability of labor, equipment and materials;

o   the ability to obtain sufficient insurance, including insurance relating to SCE's nuclear facilities;

o   effects of legal proceedings, changes in or interpretations of tax laws, rates or policies, and changes in accounting standards;

o   the outcome of disputes with the Internal Revenue Service (IRS) and other tax authorities regarding tax positions taken by Edison International;

o   supply and demand for electric capacity and energy, and the resulting prices and dispatch volumes, in the wholesale markets to which EMG's generating units have access;

o   the cost and availability of coal, natural gas, fuel oil, nuclear fuel, and associated transportation;

o   the cost and availability of emission credits or allowances for emission credits;

o   transmission congestion in and to each market area and the resulting differences in prices between delivery points;

o   the ability to provide sufficient collateral in support of hedging activities and purchased power and fuel;

o   the risk of counter-party default in hedging transactions or fuel contracts;

o   the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities and technologies;

o   the difficulty of predicting wholesale prices, transmission congestion, energy demand and other activities in the complex and volatile markets in which EMG and its subsidiaries participate;

o   general political, economic and business conditions;

o   weather conditions, natural disasters and other unforeseen events; and

o   changes in the fair value of investments and other assets.

        Additional information about risks and uncertainties, including more detail about the factors described above, is contained in Edison International's reports filed with the
Securities and Exchange Commission. Readers are urged to read such reports and carefully consider the risks, uncertainties and other factors that affect Edison International's business.  Readers also should review future reports filed by Edison International with the
Securities and Exchange Commission.  The information contained in this release is subject to change without notice. Forward-looking statements speak only as of the date they are made and Edison International is not obligated to publicly update or revise forward-looking statements.

                     # # #

        Rosemead, Calif.-based Edison International (NYSE:EIX) is an electric power generator and distributor, and an investor in infrastructure and renewable energy projects with assets totaling more than $36 billion. The company is comprised of a regulated utility, Southern California Edison (SCE) and an unregulated group of business units, Edison
Mission Group (EMG).  The California Public Utilities Commission does not regulate the terms of EMG's products and services.

Page

                                           EDISON INTERNATIONAL
                                     SUMMARY OF CONSOLIDATED EARNINGS
                                               (UNAUDITED)

                                                                 QUARTER ENDED          YEAR TO DATE
IN MILLIONS, EXCEPT PER-SHARE AMOUNTS                              SEPT. 30,              SEPT. 30,
-------------------------------------------------------------------------------------------------------
                                                               2006       2005        2006       2005
-------------------------------------------------------------------------------------------------------
ELECTRIC UTILITY                                            $ 3,079     $ 3,084     $ 7,818    $ 7,194
NONUTILITY POWER GENERATION                                     704         677       1,674      1,605
FINANCIAL SERVICES AND OTHER                                     19          22          63         79
-------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                                       3,802       3,783       9,555      8,878
-------------------------------------------------------------------------------------------------------
FUEL                                                            486         489       1,326      1,309
PURCHASED POWER                                               1,036         502       2,819      1,633
PROVISIONS FOR REGULATORY ADJUSTMENT CLAUSES - NET              115         766        (256)       790
OTHER OPERATION AND MAINTENANCE                                 853         862       2,561      2,497
DEPRECIATION, DECOMMISSIONING AND AMORTIZATION                  293         270         924        796
PROPERTY AND OTHER TAXES                                         56          51         166        153
NET GAIN ON SALE OF UTILITY PROPERTY AND PLANT                    -           -          (1)         -
-------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                      2,839       2,940       7,539      7,178
-------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                963         843       2,016      1,700
INTEREST AND DIVIDEND INCOME                                     41          31         120         78
EQUITY IN INCOME FROM PARTNERSHIPS AND
    UNCONSOLIDATED SUBSIDIARIES - NET                            39          27          53        136
OTHER NONOPERATING INCOME                                        16          34          91         70
INTEREST EXPENSE - NET OF AMOUNTS CAPITALIZED                  (199)       (198)       (608)      (615)
IMPAIRMENT LOSS ON EQUITY METHOD INVESTMENT                       -         (55)          -        (55)
LOSS ON EARLY EXTINGUISHMENT OF DEBT                              -           -        (143)       (24)
OTHER NONOPERATING DEDUCTIONS                                   (13)        (35)        (35)       (58)
-------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAX AND MINORITY INTEREST                     847         647       1,494      1,232
INCOME TAX                                                      310         129         516        267
DIVIDENDS ON UTILITY PREFERRED AND PREFERENCE STOCK
    NOT SUBJECT TO MANDATORY REDEMPTION                          13           7          38         14
MINORITY INTEREST                                                64          76         123        142
-------------------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                               460         435         817        809
INCOME (LOSS) FROM DISCONTINUED OPERATIONS - NET OF TAX          (2)         27          75         55
-------------------------------------------------------------------------------------------------------
INCOME BEFORE ACCOUNTING CHANGE                                 458         462         892        864
CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF TAX               -           -           1          -
-------------------------------------------------------------------------------------------------------
NET INCOME                                                    $ 458       $ 462       $ 893      $ 864
=======================================================================================================

WEIGHTED-AVERAGE SHARES
    OF COMMON STOCK OUTSTANDING                                 326         326         326        326

BASIC EARNINGS (LOSS) PER COMMON SHARE:
CONTINUING OPERATIONS                                        $ 1.39      $ 1.33      $ 2.48     $ 2.47
DISCONTINUED OPERATIONS                                       (0.01)       0.08        0.23       0.17
                                                           ---------   ---------   ---------   --------
TOTAL                                                        $ 1.38      $ 1.41      $ 2.71     $ 2.64
                                                           =========   =========   =========   ========

WEIGHTED-AVERAGE SHARES, INCLUDING
    EFFECT OF DILUTIVE SECURITIES                               330         332         331        331

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
CONTINUING OPERATIONS                                        $ 1.39      $ 1.31      $ 2.48     $ 2.45
DISCONTINUED OPERATIONS                                       (0.01)       0.08        0.23       0.16
                                                           ---------   ---------   ---------   --------
TOTAL                                                        $ 1.38      $ 1.39      $ 2.71     $ 2.61
                                                           =========   =========   =========   ========

DIVIDENDS DECLARED PER COMMON SHARE                          $ 0.27      $ 0.25      $ 0.81     $ 0.75

Page

SOUTHERN CALIFORNIA EDISON
kWh Sales (In thousands)
September 30, 2006

                                                        Quarter Ended September 30,
                                      ---------------------------------------------------------------
                                                                              Increase/
                                            2006               2005           (Decrease)         %
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Residential                             9,863,002          8,908,962            954,040        10.71
Agricultural                              420,231            415,721              4,510         1.08
Commercial                             11,507,978         11,044,615            463,363         4.20
Industrial                              2,619,870          2,768,421           (148,551)       (5.37)
Public Authorities                      1,704,987          1,683,590             21,397         1.27
Railroads & Railways                       16,223             15,866                357         2.25
Interdepartmental                             922                417                505       121.10
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Sales to Ultimate Consumers            26,133,213         24,837,592          1,295,621         5.22

Resale Sales                            1,931,472          3,828,475         (1,897,003)      (49.55)
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Total kWh Sales                        28,064,685         28,666,067           (601,382)       (2.10)
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                                                        Year-to-Date September 30,
                                      ---------------------------------------------------------------
                                                                               Increase/
                                           2006               2005             (Decrease)        %
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Residential                            23,463,254         22,243,616          1,219,638         5.48
Agricultural                              872,775            834,449             38,326         4.59
Commercial                             30,809,471         29,710,816          1,098,655         3.70
Industrial                              7,900,113          8,093,511           (193,398)       (2.39)
Public Authorities                      4,549,809          4,523,348             26,461         0.58
Railroads & Railways                       46,857             46,458                399         0.86
Interdepartmental                           1,985                691              1,294       187.26
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Sales to Ultimate Consumers            67,644,264         65,452,889          2,191,375         3.35

Resale Sales                            5,376,642         11,400,651         (6,024,009)      (52.84)
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Total kWh Sales                        73,020,906         76,853,540         (3,832,634)       (4.99)
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